United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 23, 2023

Date of Report (Date of earliest event reported)

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEV	NASDAQ Capital Market

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2023, Phoenix Motor Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with certain investors named therein (the “Investors”), to issue and sell, subject to the satisfaction of certain closing conditions, up to $5.1 million aggregate principal amount of the Company’s unsecured senior convertible promissory notes (the “Notes”), with (i) $0.6 million in the aggregate to be funded at the first closing within one business day after satisfaction or waiver of the applicable closing conditions; (ii) $1.0 million in the aggregate to be funded at the second closing after the Company’s satisfaction of the Good Standing Condition (as defined below); and (iii) up to $3.5 million to be funded over multiple additional closings at the discretion of the Investors on any date that is prior to the date that is 36 months following the initial closing, after the satisfaction or waiver of the applicable closing conditions.

The Notes are subject to an original issue discount of 8.5%, and are convertible into shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), at a conversion price equal to the greater of (x) $0.60 (the “Floor Price”) and (y) 87.5% of the lowest daily VWAP (as defined in the SPA) in the seven (7) trading days prior to the applicable conversion date (the “Variable Price”), subject to certain adjustments including full ratchet anti-dilution price protection, as set forth in the Notes. Notwithstanding the foregoing, automatically following an Event of Default (as defined in the Notes and further described below), without the requirement of the holder to provide notice to the Company, and subject to the provisions relating to the Nasdaq 19.99% Cap (as defined below), the conversion price is equal to the lesser of the (x) Floor Price and (y) the Variable Price. In respect of any conversion where the Variable Price is less than the Floor Price (the “Alternative Conversion”), the Company will pay to the holder either in cash, or subject to the Nasdaq 19.99% Cap, in shares of Common Stock equal to such conversion amount or interests, divided by the applicable Variable Price.

Each Note matures on the date that is 18 months after the date of issuance at each applicable closing. The Notes accrue interest at the Prime Rate (as defined in the Notes) plus 4.75% per annum in cash, or the Prime Rate plus 7.75% per annum if interest is paid in shares of Common Stock. The Company may, from time to time, prepay the principal amount owing under the Notes, subject to a 30% prepayment premium, so long as the Company provides at least 30 business days’ prior written notice to the holder of such prepayment.

Under the Notes, Events of Default mainly include, among others, (i) any default in the payment of principal amount when due or liquidate damages; (ii) the Company’s failure to observe or perform any material convent, condition or agreement contained in the Notes or other transaction documents; (iii) the Company’s notice of its inability to comply with proper requests for conversion; (iv) the Company’s failure to timely deliver the conversion shares; (v) the Company’s failure to reserve the required minimum number of shares to satisfy a potential conversion; (vi) any breach of a material representation or warranty by the Company or any of its subsidiaries; (vii) any default of the Company in any payment amount on indebtedness in excess of $250,000; and (i) a proceeding in respect of the Company or its subsidiaries seeking the liquidation, dissolution or winding up. Certain Events of Default contain cure periods as set forth in the Notes.

Pursuant to the Notes, the Company shall not (i) issue to any third party any shares of Common Stock which have been registered under the 1933 Act or any Common Stock or Common Stock equivalents having registration rights (except for permitted issuances under the SPA and Notes) until the date that is 30 trading days following such date as the shares of Common Stock issuable upon conversion of the Notes have been registered for resale under the Securities Act of 1933 (the “1933 Act”) or may be sold without restriction on the number of shares to be sold or manner of sale; or (ii) enter into any Prohibited Transactions (as defined in the Notes) or incur additional indebtedness except for Permitted Indebtedness (as defined in the Notes) until the date that is 30 days after such time as 80% of the Notes have been converted or repaid. Pursuant to the Notes, the Company shall have 30 days from the initial closing to obtain a certificate of good standing from the State of Delaware and provide the Investors with a certified copy thereof (the “Good Standing Condition”).

Under the Notes, the Investors and the Company agreed that the total cumulative number of shares of Common Stock issued to such the Investor may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”). In addition, each Investor will not be entitled to receive shares of Common Stock upon conversion of the Notes to the extent that such conversion would cause the holder to become a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) which ownership exceeds 4.99%.

Pursuant to the SPA, the Company is required to hold one special meeting of shareholders no later than December 31, 2023 (which may also be at the annual meeting of shareholders) to obtain shareholder approval, as is required by the Nasdaq listing rules, with respect to the issuance of any shares of Common Stock in excess of 19.99% of the issued and outstanding shares of Common Stock upon conversion of the Notes being issued to the Investors pursuant to the SPA (the “Shareholder Approval”). If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the date the Shareholder Approval is obtained.

The foregoing description of the SPA and the Notes is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA and the form of Note filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the issuance of the Notes is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated into this Item 3.02 by reference. The offer, sale and issuance of the Notes to the Investors were made in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
10.1	Securities Purchase Agreement, dated as of June 23, 2023, by and among Phoenix Motors Inc. and the investors named therein.
10.2	Form of Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX MOTOR INC.

Dated: June 26, 2023

	By:	/s/ Chris Wang
		Name:	Chris Wang
		Title:	Chief Financial Officer